Exhibit 12.2

Kelley Drye & Warren LLP 3 World Trade Center 175 Greenwich Street New York, NY 10007 Tel: (212) 808-7800 Fax: (212) 808-7897

July 24, 2026

Modern Mining Technology Corp.
c/o 1055 West Georgia St., 1500 Royal Centre
Vancouver, British Columbia
Canada, V6E 4N7

Ladies and Gentlemen:

We have acted as special New York counsel to Modern Mining Technology Corp. a British Columbia corporation (the “Company”), in connection with the filing by the Company of a Post-Qualification Amendment No. 2 (the “Amendment”) to the Company’s Offering Statement on Form 1-A (the “Offering Circular”) dated March 19, 2026 with the Securities and Exchange Commission, which contemplates the offering, issuance and sale (the “Offering”) by the Company of up to $ $39,999,997 of the Company’s common shares (the “Common Shares”) in an offering exempt from registration pursuant to Tier II of Regulation A promulgated under the Securities Act of 1933, as amended. Pursuant to the terms of that certain Selling Agency Agreement (the “Agency Agreement”), dated March 19, 2026, by and between the Company and Digital Offering, LLC (the “Selling Agent”), the Selling Agent shall act on a best-efforts basis in connection with the issuance of the Common Shares to investors in the United States. In addition, the Company has engaged Research Capital Corporation (“RCC”), a Canadian Investment Regulatory Organization member, to act as the selling agent with respect to the Offering solely in certain Provinces in Canada. As compensation for the services of the Selling Agent and RCC, in addition to a cash fee, the Company agreed to issue to the Selling Agent for Common Shares sold in the United States and to RCC for Common Shares sold in Canada warrants to purchase a number of Common Shares equal to 2.5% of the total number of Common Shares sold in the Offering (the “Warrants”) at an exercise price of $5.3125 per Warrant which shall be evidenced by a Warrant Certificate to Purchase Common Shares, the proposed form of which form was filed as Exhibit 3.1 to the Amendment (the “Warrant Certificate” and collectively with the Agency Agreement, the “Warrant Documents”).

In connection with this opinion letter, we have examined and relied upon the Company’s Notice of Articles (the “Notice of Articles”), the Company’s Articles (the “Articles” and collectively with the Notice of Articles, the “Governing Documents”) each as amended or amended and restated through the date hereof; records of corporate proceedings of the Company with respect to the matters contained in the Offering Circular and the Amendment (“Board Resolutions”) and the Warrant Documents. As to certain factual matters material to this opinion, we have relied upon representations and warranties of the Company with respect thereto set forth in the Warrant Documents or in certificates with respect thereto signed by officers of the Company.

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Modern Mining Technology Corp.

July 24, 2026

In rendering our opinion set forth below, we have assumed, and express no opinion as to, the following:

i. the genuineness of all signatures, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents;

ii. the absence of fraud, misrepresentation (including misrepresentation by way of omission) or deceit on the part of any person or party to any definitive agreement with respect to the Warrants and the Warrant Documents;

iii. the absence of any mutual mistake of fact or misunderstanding, duress or undue influence involved in the negotiation, execution, delivery or performance of the Warrant Documents;

iv. the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto (including the Company), that such parties had the requisite power and authority (corporate and otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate and otherwise), and duly executed and delivered by such parties and that such agreements or instruments (except the Warrant, to the extent of our opinion relating thereto in this opinion letter) are the valid, binding and enforceable obligations of such parties;

v. the effectiveness of the Offering Circular and the Amendment will not have been terminated, suspended or rescinded;

vi. the Warrants have been offered and shall be issued and exercised in compliance with applicable United States federal and state securities laws and in the manner stated in the Warrant Documents, as applicable;

vii. the applicable Warrant Documents have been duly authorized and will have been validly executed and delivered by the Company and the other parties thereto, if not already executed and delivered as of the date hereof;

viii. the Common Shares or any other securities issuable upon exercise of the Warrants have been or will have been duly authorized, created and reserved for issuance upon such exercise;

ix. as of the date of the issuance of any Common Shares issuable upon exercise of the Warrant, there will be a sufficient number of Common Shares authorized and unissued under the Company’s then Governing Documents;

x. the Company is, and at the time of the issuance and exercise of the Warrants will be, validly existing and be in good standing under the laws of British Columbia, and has and will have, the necessary corporate power for such issuance;

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Modern Mining Technology Corp.

July 24, 2026

xi. at the time of issuance of the Warrant, such issuance will not violate or conflict with the Governing Documents;

xii. as of the time of any issuance of Warrant, the Board Resolutions will be in full force and effect, and there shall not have occurred any transaction or series of transactions deemed to be a liquidation, dissolution or winding up of the Company;

xiii. that the terms, execution and delivery of the Warrant Certificate (i) do not or will not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) will comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and

xiv. the Warrant Certificate, the delivery thereof by the Company, and the incurrence and performance by the Company of its obligations thereunder or in respect thereof will comply with and not violate any applicable public policy or be subject to any defense in law or equity.

Except as expressly set forth herein, we have not undertaken any independent investigation, examination, or inquiry to determine the existence or absence of any facts and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

Based upon the foregoing, and the qualifications and limitations set forth in this opinion letter, and in reliance thereon, we are of the opinion that the Warrants, when issued pursuant to the Agency Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Warrant Certificate.

The opinion set forth above is subject to, and we express no opinion regarding (a) the validity or enforceability of any provisions that purport to waive or not give effect to rights or notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, to preclude modification other than through a writing signed by all parties or to bind third parties, (b) the enforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy or to the extent the indemnification provisions purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, (c) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (d) consents to, or restrictions upon, service of process, governing law, choice of law, jurisdiction, venue, arbitration, remedies or judicial relief, including without limitation the effect of procedural requirements relating to the exercise of remedies, (e) any provision requiring the payment of attorneys’ fees or other amounts, where such payment is contrary to law or public policy or unreasonable in nature or amount, (f) provisions for exclusivity, failure to waive rights or remedies, election of remedies, cumulative rights or remedies, (g) provisions authorizing or validating conclusive or discretionary determinations, (h) grants of setoff rights, (i) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of equitable remedies to any person or entity including, but not limited to, specific performance and injunctive relief (whether applied by a court of law or equity), (j) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and other similar laws or equitable principles relating to or affecting creditors’ rights or remedies (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought, (k) the effect of applicable law and court decisions which may hereafter limit or render unenforceable certain rights or remedies of any person or entity and (l) the severability, if invalid, of any provisions to the effect of any of the foregoing.

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Modern Mining Technology Corp.

July 24, 2026

We do not assume any responsibility for the accuracy, completeness or fairness of any information, including, but not limited to, financial information, furnished to you by or on behalf of the Company concerning the business, assets and affairs of the Company or any other information furnished to you by or on behalf of the Company or furnished by us as special counsel to the Company, except for our conclusions of law in this opinion letter.

The foregoing opinion is limited to the internal laws of the State of New York, and we express no opinion as to the applicability thereto or effect of the laws of any other jurisdiction, domestic or foreign, or as to matters of municipal law or the laws of any local agency within any state.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is expressed as of the date hereof and we assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

Our opinion set forth in this letter are based upon the facts in existence and the laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof. Our legal opinions are an expression of professional judgment and are not a guarantee of a result.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Amendment. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is furnished to you at your request in accordance with the requirements of Item 17(12) of Form 1-A in connection with the filing of the Amendment, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. No opinion is expressed as to the contents of the Amendment, other than the opinion expressly set forth herein. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very Truly Yours,

/s/ Kelley Drye & Warren LLP

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